As filed with the Securities and Exchange Commission on September 4, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0599916
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Turmstrasse 30

Steinhausen, Switzerland

+41 (41) 749-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brady K. Long

Executive Vice President and General Counsel

c/o Transocean Offshore Deepwater Drilling Inc.

1414 Enclave Parkway

Houston, Texas 77077

+1 (713) 232‑7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

(212) 819-8200	00
Colin Diamond Jonathan Michels White & Case LLP 1221 Avenue of the Americas New York, New York 10020-1095 +1 (212) 819-8200	David Oser Homburger AG Prime Tower, Hardstrasse 201 8005 Zurich, Switzerland +41 (43) 222-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares, par value CHF 0.10	67,696,498	$ 1.28(2)	$ 1.00(3)	$ 0(3)

_________________

(1)

Consists of 33,096,351 shares of Transocean Ltd., par value CHF 0.10 per share (the “Shares”) held by the selling securityholder and 34,600,147 Shares issuable upon exchange of $213,367,000 aggregate principal amount of 2.5% Senior Guaranteed Exchangeable Bonds due 2027 issued by Transocean, Inc., a wholly-owned subsidiary of the registrant, which are exchangeable at the initial exchange rate of 162.1626 Shares per $1,000 principal amount of 2.5% Senior Guaranteed Exchangeable Bonds due 2027. Pursuant to Rule 416 under the Securities Act, such number of Shares registered hereby shall include an indeterminate number of Shares that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the average of the high and low trading price per share of the shares on the New York Stock Exchange on August 31, 2020.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, Transocean Ltd. is carrying forward to this registration statement (the “Current Registration Statement”) $41,115.28 of filing fees in respect of 31,096,351 of its shares, par value CHF 0.10, which it registered on its registration statement on Form S-3 (Registration No. 333-222896) filed on February 6, 2018 (the “Prior Registration Statement”) and which shares were not sold thereunder. These previously paid filing fees were calculated for purposes of the Prior Registration Statement using Rule 457(c) under the Securities Act. Pursuant to Rule 415(a)(6), Transocean Ltd. hereby offsets $11,247.37 of the total filing fees due for this Current Registration Statement with such previously paid filing fees, and thus is not required to pay additional fees with respect to those unsold shares for this Current Registration Statement.   The offering of the 31,096,351 unsold shares under the Prior Registration Statement is deemed terminated upon the filing of this Current Registration Statement.

PROSPECTUS

Transocean Ltd.

67,696,498 Shares

The selling securityholder identified in this prospectus may offer and sell, from time to time, in one or more offerings, shares, par value CHF 0.10 per share, of Transocean Ltd. The shares that may be sold pursuant to this prospectus include shares held by the selling securityholder and shares issued or delivered upon exchange of the 2.5% Senior Guaranteed Exchangeable Bonds due 2027 of Transocean Inc., our wholly-owned subsidiary. The selling securityholder may offer and sell such shares, from time to time, in one or more offerings, at prices and on terms that will be determined at the time of the offering. The selling securityholder may offer and sell the shares described in this prospectus and any applicable prospectus supplement directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices or at privately negotiated prices, including in satisfaction of certain contractual obligations. The timing and amount of any sale is within the sole discretion of the selling securityholder, subject to certain restrictions. See “Plan of Distribution” for additional information.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our shares.

This prospectus relates solely to sales of shares by the selling securityholder. We are not selling any shares under this prospectus and will not receive any proceeds from the sale of shares by the selling securityholder. The shares are traded on the New York Stock Exchange under the trading symbol “RIG”.

INVESTING IN OUR SHARES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2020.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUSii

FORWARD-LOOKING INFORMATIONiii

THE COMPANY1

RISK FACTORS2

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS3

WHERE YOU CAN FIND MORE INFORMATION4

INCORPORATION BY REFERENCE4

USE OF PROCEEDS6

SUMMARY OF THE PRIVATE EXCHANGE TRANSACTION7

DESCRIPTION OF SHARE CAPITAL8

SELLING SECURITYHOLDER19

PLAN OF DISTRIBUTION20

MATERIAL TAX CONSIDERATIONS23

LEGAL MATTERS31

EXPERTS31

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”),  using a “shelf” registration process. By using a shelf registration statement, the selling securityholder may sell securities from time to time and in one or more offerings. Any prospectus supplement or free writing prospectus that we file in connection with any specific offering by the selling securityholder may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction. References to “CHF” are to Swiss francs.

We and the selling securityholder are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

References in this prospectus to “we,” “our,” “us” and similar terms mean Transocean Ltd. and its subsidiaries unless indicated otherwise.

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FORWARD-LOOKING INFORMATION

The statements included in this prospectus regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus are identifiable by use of the following words and other similar expressions:

● anticipates	● budgets	● estimates	● forecasts	● may	● plans	● projects	● should
● believes	● could	● expects	● intends	● might	● predicts	● scheduled

Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to:

●	those described under “Item 1A. Risk Factors” included in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II of our Quarterly Reports for the quarters ended March 31, 2020 and June 30, 2020;
●	the adequacy of and access to our sources of liquidity;
●	our inability to obtain drilling contracts for our rigs that do not have contracts;
●	our inability to renew drilling contracts at comparable dayrates;
●	operational performance;
●	the cancellation of drilling contracts currently included in our reported contract backlog;
●	losses on impairment of long-lived assets;
●	shipyard, construction and other delays;
●	the results of meetings of our shareholders;
●	changes in political, social and economic conditions;
●	the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies; and
●	other factors discussed in this prospectus and in our other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC website at www.sec.gov.

The foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

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THE COMPANY

We are a leading international provider of offshore contract drilling services for oil and gas wells. As of August 20, 2020, we owned or had partial ownership interests in and operated 39 mobile offshore drilling units, including 27 ultra-deepwater floaters and 12 harsh environment floaters. As of August 20, 2020, we were constructing two ultra-deepwater drillships.

We provide contract drilling services in a single, global operating segment, which involves contracting our mobile offshore drilling fleet, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. We specialize in technically demanding regions of the offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services. Our drilling fleet is one of the most versatile in the world, consisting of drillships and semisubmersible floaters used in support of offshore drilling activities and offshore support services on a worldwide basis.

Our contract drilling services operations are geographically dispersed in oil and gas exploration and development areas throughout the world. Although rigs can be moved from one region to another, the cost of moving rigs and the availability of rig-moving vessels may cause the supply and demand balance to fluctuate somewhat between regions. Still, significant variations between regions do not tend to persist long term because of rig mobility. Our fleet operates in a single, global market for the provision of contract drilling services. The location of our rigs and the allocation of resources to operate, build or upgrade our rigs are determined by the activities and needs of our customers.

Transocean Ltd. is a Swiss corporation with its registered office in Steinhausen, Canton of Zug and with principal executive offices located at Turmstrasse 30, 6312 Steinhausen, Switzerland. Transocean Ltd.’s telephone number at that address is +41 (41) 749 0500.

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RISK FACTORS

An investment in the shares involve certain risks. You should carefully consider the risks related to the shares described in the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors. See “Forward-Looking Information” and “Where You Can Find More Information”.

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ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

Transocean Ltd. is a Swiss corporation. Certain of our officers and directors may be residents of various jurisdictions outside the United States. All or a substantial portion of our assets and the assets of these persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce any U.S. court judgment obtained against us or these persons, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws. We have agreed to be served with process with respect to actions based on offers and sales of our securities. To bring a claim against us, you may serve our Corporate Secretary, c/o Transocean Offshore Deepwater Drilling Inc., 4 Greenway Plaza, Houston, Texas 77046, the U.S. agent appointed for such purpose.

Homburger AG, our Swiss legal counsel, has advised us that it is uncertain that Swiss courts would enforce (1) judgments of U.S. courts obtained in actions against Transocean Ltd. or other persons that are predicated upon the civil liability provisions of U.S. federal securities laws or (2) original actions brought against Transocean Ltd. or other persons predicated upon the Securities Act. The enforceability in Switzerland of a foreign judgment rendered against Transocean Ltd. or such other persons is subject to the limitations set forth in such international treaties by which Switzerland is bound and the Swiss Federal Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

●	such foreign court had jurisdiction;
●	such judgment has become final and non-appealable;
●	the court procedures leading to such judgment followed the principles of due process of law, including proper service of process; and
●	such judgment does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if we can demonstrate that it or such other persons were not effectively served with process.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding issuers that file electronically. The shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “RIG.” We also maintain an Internet website at www.deepwater.com, which provides additional information about us through which you can also access our SEC filings. Except for the documents incorporated by reference into this prospectus as described under the heading “Incorporation by Reference,” the information and other content contained on our website are not incorporated by reference, do not constitute part of this prospectus and should not be relied upon in connection with making any investment in our shares.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You may obtain the full registration statement from the SEC or us (as described below). Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any applicable prospectus supplement are qualified in all respects by reference to the documents to which they refer. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. We have incorporated by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not “filed” with the SEC, unless we specifically provide that such “furnished” information is to be incorporated by reference) until the offering of the shares covered by this prospectus has been completed.

The documents we incorporate by reference are

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 18, 2020;
●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019, from our Definitive Proxy Statement on Schedule 14A filed on March 30, 2020;
●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 filed with the SEC on April 30, 2020 and July 30, 2020, respectively;
●	our Current Reports on Form 8-K filed with the SEC on January 17, 2020, May 11, 2020, July 1, 2020 and August 14, 2020; and
●	the description of our share capital contained in our Form 8-K12G3 filed with the SEC on December 19, 2008, as updated by the description in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the SEC on April 30, 2020 and any other amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

4

A copy of these filings will be provided upon oral or written request, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost. You may request such copies by writing or calling:

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

1414 Enclave Parkway

Houston, Texas 77077

Attn: Investor Relations

+1 (713) 232-7500

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USE OF PROCEEDS

All shares sold pursuant to this prospectus will be sold by the selling securityholder. We will not receive any proceeds from the sale of shares by the selling securityholder. Additional information relating thereto may be set forth in any applicable prospectus supplement.

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SUMMARY OF THE PRIVATE EXCHANGE TRANSACTION

On August 14, 2020, Transocean Inc. issued $237,933,000 aggregate principal amount of 2.5% Senior Guaranteed Exchangeable Bonds due 2027 (the “New Exchangeable Bonds”) in exchange for $396,556,000 aggregate principal amount Transocean Inc.’s existing 0.5% Exchangeable Senior Bonds due 2023 (the “Existing Exchangeable Bonds”) pursuant to an indenture, dated August 14, 2020, among Transocean Inc., Transocean Ltd. and certain subsidiaries of Transocean Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee. In connection with such private exchange and the issuance of the New Exchangeable Bonds, Transocean Ltd. and Transocean Inc. entered into an amendment with the selling securityholder to the existing registration rights agreement (as amended, the “Registration Rights Agreement”) relating to the shares held by the securityholder and the shares issuable upon exchange of its New Exchangeable Bonds (such shares, referred to as “registrable securities”). The New Exchangeable Bonds are not registrable securities under the Registration Rights Agreement, but our shares issuable upon exchange of the New Exchangeable Bonds are registrable securities. The Registration Rights Agreement provides that we will file a registration statement registering the resale of all of the registrable securities. This registration statement is being filed to satisfy this requirement under the Registration Rights Agreement. The Registration Rights Agreement also provides the selling securityholder with certain other registration rights, including the right to require us to register its registrable securities on Form S-1 if we are unable to use a registration statement on Form S-3 to register the resale of the registrable securities and certain piggyback registration rights.

The registration rights described above will terminate when the selling securityholder no longer beneficially owns any registrable securities or when all registrable securities owned by the selling securityholder may be freely resold without any volume or other limitations or restrictions and no longer bear a restrictive legend.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary. This summary is subject to the complete text of our articles of association, which are incorporated by reference into the registration statement of which this prospectus forms a part. We encourage you to read the articles of association carefully. In this section, references to “we,” “our,” and “us” mean Transocean Ltd.

General

Issued Share Capital. As of August 20, 2020, our share capital of registered shares in the commercial register, which reflects our total issued share capital, was 63,967,441.40 Swiss francs, divided into 639,674,414 registered shares, par value 0.10 Swiss francs per share. The issued shares are fully paid, non-assessable, and rank pari passu with each other and all of our other shares.

General Authorized Share Capital. Our board of directors is authorized to issue new shares at any time until May 7, 2022 and thereby increase the stated share capital by a maximum amount of 18,497,450.30 Swiss francs by issuing a maximum of 184,974,503 shares. Our general authorized share capital expires on May 7, 2022.

Our board of directors determines the time of the issuance, the issuance price, the manner in which the new shares have to be paid in, the date from which the new shares carry the right to dividends and, subject to the provisions of our articles of association, the conditions for the exercise of the preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. The board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or shares, the preemptive rights in respect of which have not been exercised, at market conditions or use them otherwise in our interest. For further information on preemptive rights with respect to our authorized share capital, see “—Preemptive Rights and Advance Subscription Rights” below.

An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to our then-existing shareholders, and (ii) in partial amounts shall be permissible.

The shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of our articles of association.

Conditional Share Capital. Our articles of association provide for a conditional share capital that allows the issuance by us of up to 142,365,398 shares and thus an increase of the stated share capital by a maximum amount of 14,236,539.80 Swiss francs. These shares may be issued through:

●	the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of us or any of our subsidiaries or any of our respective predecessors; or
●	in connection with the issuance of shares, options or other share-based awards to directors, members of our executive management, employees, contractors, consultants or other persons providing services to us or our subsidiaries.

Other Classes or Series of Shares / Non-voting stock (Genussscheine / Partizipationsscheine). The board of directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and an absolute majority of the par value of the shares, each as represented (in person or by proxy) at a general meeting of the shareholders. The board of directors may create preferred stock with the vote of a majority of the votes cast at a general meeting of our shareholders (not counting broker non-votes, abstentions and blank or invalid ballots). We have not issued any non-voting stock to date (Partizipationsscheine, Genussscheine).

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Preemptive Rights and Advance Subscription Rights

Under the Swiss Code of Obligations (the “Swiss Code”), the prior approval of a general meeting of shareholders is generally required to authorize, for later issuance, the issuance of shares, or rights to subscribe for, or convert into, shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will have preemptive rights in relation to such shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the shares represented at the general meeting, withdraw or limit the preemptive rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below).

If the general meeting of shareholders has approved the creation of authorized or conditional capital, it thereby delegates the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to the board of directors. Our articles of association provide for this delegation with respect to our authorized and conditional share capital in the circumstances described below under “—Authorized Share Capital” and “—Conditional Share Capital.”

General Authorized Share Capital. The board of directors is authorized to withdraw or limit the preemptive rights of the shareholders with respect to a maximum of 184,974,503 shares and to allot them to individual shareholders or third parties with respect to the issuance of shares from authorized capital if:

●	the issue price of the new shares is determined by reference to the market price;
●	the shares are issued in connection with the acquisition of an enterprise, any part of an enterprise or participations, the financing or refinancing of any such transactions or the financing of our new investment plans;
●	the shares are issued for purposes of broadening of our shareholder constituency in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the shares on domestic or foreign stock exchanges;
●	in connection with a placement or sale of shares, the grant of an over-allotment option of up to 20% of the total number of shares in such placement or sale of shares to the initial purchaser(s) or underwriter(s) thereof; and
●	for the participation of members of the board of directors, members of our executive management team, employees, contractors, consultants and other persons performing services for our benefit or the benefit of any of our subsidiaries.

Conditional Share Capital. In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our shares, the preemptive rights of shareholders are excluded and the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in connection with the issuance of bonds, notes, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our shares if the issuance is for purposes of financing or refinancing the acquisition of an enterprise or business, parts of an enterprise, participations or investments, or if the issuance occurs in national or international capital markets or through a private placement.

●	If the advance subscription rights are withdrawn or limited:
●	the respective financial instruments or contractual obligations will be issued or entered into at market conditions;
●	the conversion, exchange or exercise price, if any, for instruments or obligations will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and

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●	the instruments or obligations may be converted, exercised or exchanged during a maximum period of 30 years.

The preemptive rights and the advance subscription rights of shareholders are excluded with respect to shares, bonds, notes, warrants or other securities or contractual obligations issued from our conditional share capital to directors, members of executive management, employees, contractors, consultants or other persons providing services to us or any of our subsidiaries.

Dividends and Other Distributions

Under the Swiss Code, dividends may be paid out only if we have sufficient distributable profits from the previous fiscal year, or if we have freely distributable reserves (including contribution reserves, which are also referred to as additional paid-in capital), each as will be presented on our audited annual standalone statutory balance sheet. The affirmative vote of shareholders holding a majority of the votes cast at a general meeting of shareholders (not counting abstentions and blank or invalid ballots) must approve the distribution of dividends. The board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution.

Payments out of our share capital (in other words, the aggregate par value of our registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a par value reduction. Such a par value reduction requires the approval of shareholders holding a majority of the votes cast at the general meeting of shareholders (not counting abstentions and blank or invalid ballots). A special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the par value reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

Under the Swiss Code, if our general reserves amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate par value of our registered capital), then at least 5% of our annual profit must be retained as general reserves. The Swiss Code and our articles of association permit us to accrue additional general reserves. In addition, we may be required to create a special reserve on our audited annual standalone statutory balance sheet in the amount of the purchase price of shares repurchased by us or our subsidiaries, which amount may not be used for dividends or subsequent repurchases.

Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Our auditor must confirm that a proposal made by the board of directors to shareholders regarding the appropriation of our available earnings or the distribution of freely distributable reserves conforms to the requirements of the Swiss Code and our articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments. Our articles of association provide that dividends that have not been claimed within five years after the payment date become our property and are allocated to the general reserves. Dividends paid out of distributable profits or distributable general reserves are subject to Swiss withholding tax, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries. Distributions to shareholders in the form of a par value reduction and distributions out of qualifying additional paid-in capital are not subject to the Swiss federal withholding tax.

Dividends, if declared by us, are expected to be declared, subject to applicable limitations under Swiss law, in U.S. dollars, or in Swiss francs, and shareholders may be given the right to elect to be paid any such dividends in U.S. dollars or Swiss francs. Distribution through a reduction in the par value of the shares must be declared in Swiss francs; however, shareholders may be provided with the option to elect to be paid in U.S. dollars or Swiss francs.

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Repurchases of Shares

The Swiss Code limits our ability to hold or repurchase our own shares. We and our subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above under “—Dividends and Other Distributions.” The aggregate par value of all of our shares held by us and our subsidiaries may not exceed 10% of the registered share capital. However, we may repurchase our own shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any shares repurchased pursuant to such an authorization will then be cancelled at a general meeting of shareholders upon the approval of shareholders holding a majority of the votes cast at the general meeting. Repurchased shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are, unless otherwise resolved by our shareholders at a general meeting, entitled to the economic benefits generally associated with the shares.

General Meetings of Shareholders

The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. Among other things, the following powers will be vested exclusively in the shareholders meeting:

●	adoption and amendment of our articles of association;
●	the annual election of the chairman of the board of directors, the members of the board of directors, the members of the compensation committee of the board of directors, the auditor and the independent proxy;
●	approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;
●	appropriation of the annual profit shown on our annual stand-alone statutory balance sheet, in particular the distribution of any dividends;
●	discharge of the members of the board of directors and the executive management team from liability for business conduct during the previous fiscal year(s) to the extent such conduct is known to the shareholders;
●	ratification of the maximum aggregate amounts of compensation of the board of directors and the executive management team;
●	subject to certain exceptions, the approval of a business combination with an interested shareholder (as such terms are defined in our articles of association); and
●	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Notice and Proxy Statements

Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose, among other things, of approving the annual financial statements and the annual management report, the annual election of our chairman of the board of directors, the members of the board of directors, the members of the compensation committee of our board of directors, our auditor and our independent proxy, and the ratification of the maximum aggregate amount of compensation of the board of directors and the executive management team. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the date of the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who requested that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No

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resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.

Extraordinary General Meetings of Shareholders

An extraordinary general meeting may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the share capital recorded in the commercial register or according to the views expressed in legal writing, which is a persuasive authority in Switzerland, holding shares with an aggregate par value of CHF 1 million, specifying the items for the agenda and their proposals, or if it appears from the annual stand-alone statutory balance sheet that half of our share capital recorded in the commercial register and legal reserves are not covered by our assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

Agenda Requests

Under our articles of association, any shareholder may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda or a nominee must be in writing and received by us at least 30 calendar days prior to the anniversary date of the proxy statement in connection with our last general meeting of shareholders; provided, however, that if the date of the general meeting of shareholders is more than 30 calendar days before or after the anniversary date of the last annual general meeting of shareholders, such request must instead be made by the tenth calendar day following the date on which we have made public disclosure of the date of the general meeting of shareholders. The request must specify the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

Our annual report, our compensation report pursuant to Swiss law and the auditor’s reports must be made available for inspection by the shareholders at our registered office in Steinhausen, Canton of Zug, Switzerland, no later than 20 calendar days prior to the annual general meeting of shareholders. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

Voting

Each of our shares carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in our share register or by a duly appointed proxy of a registered shareholder (including the independent proxy), which proxy need not be a shareholder. Our articles of association do not limit the number of shares that may be voted by a single shareholder. Shareholders wishing to exercise their voting rights who hold their shares through a bank, broker or other nominee should follow the instructions provided by such bank, broker or other nominee or, absent instructions, contact such bank, broker or other nominee for instructions. Shareholders holding their shares through a bank, broker or other nominee will not automatically be registered in our share

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register. If any such shareholder wishes to be registered in our share register, such shareholder should contact the bank, broker or other nominee through which it holds our shares.

Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Our articles of association do not provide for cumulative voting for the election of directors.

Pursuant to our articles of association, the shareholders generally pass resolutions by the affirmative vote of a relative majority of the votes cast at the general meeting of shareholders (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or our articles of association. However, our articles of association provide that directors may be elected at a general meeting of shareholders by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting. Our Corporate Governance Guidelines have a majority vote policy that provides that the board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the board accepts the resignation following such failure. If a nominee who has submitted such a letter of resignation does not receive more votes cast “for” than “against” the nominee’s election, the corporate governance committee must promptly review the letter of resignation and recommend to the board whether to accept the tendered resignation or reject it. The board must then act on the corporate governance committee’s recommendation within 90 days following the shareholder vote. The board must promptly disclose its decision regarding whether or not to accept the nominee’s resignation letter.

The acting chair may direct that resolutions and elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot. Pursuant to legislation temporarily enacted by the Swiss Federal Council in connection with the COVID-19 pandemic, currently in effect until September 13, 2020 (subject to further extensions), we may, regardless of the number of shareholders attending the general meeting of shareholders and without complying with the 20-calendar day period for convening general meetings, restrict the personal attendance of shareholders at a general meeting of shareholders and request shareholders to exercise their voting rights exclusively (i) in writing or electronically or (ii) through our independent proxy.

The Swiss Code and/or our articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the shares, each as represented at a general meeting to approve, among other things, the following matters:

●	the amendment to or the modification of the purpose clause in our articles of association;
●	the creation or cancellation of shares with privileged voting rights;
●	the restriction on the transferability of shares or cancellation thereof;
●	the restriction on the exercise of the right to vote or the cancellation thereof;
●	an authorized or conditional increase in the share capital;
●	an increase in the share capital through (1) the conversion of capital surplus, (2) a contribution in kind, or for purposes of an acquisition of assets, or (3) a grant of special privileges;
●	the limitation on or withdrawal of preemptive rights;
●	a change in our registered office;
●	the conversion of registered shares into bearer shares and vice versa; and
●	our dissolution.

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The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the “Merger Act”), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company—in such a merger, an affirmative vote of 90% of the outstanding shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of “all or substantially all of our assets” by us. See “—Compulsory Acquisitions; Appraisal Rights” below.

Our articles of association require the affirmative vote of at least two-thirds of the shares entitled to vote at a general meeting to approve the following matters:

●	the removal of a serving member of the board of directors;
●	any changes to Article 14, paragraph 1 specifying advance notice of proposal requirements;
●	any changes to Article 18 specifying vote requirements for resolutions and elections;
●	any changes to Article 20, paragraph 2 specifying supermajority vote requirements;
●	any changes to Article 21 specifying quorum requirements;
●	any changes to Article 22 specifying the number of members of the board of directors;
●	any changes to Article 23 specifying the term of the board of directors; and
●	any changes to Article 24 specifying the organization of the board of directors and the indemnification provisions for directors and officers.

Our articles of association require the affirmative vote of holders of the number of our shares at least equal to the sum of (A) two-thirds of the number of all shares outstanding and entitled to vote at a general meeting, plus (B) a number of shares outstanding and entitled to vote at the general meeting that is equal to one-third of the number of shares held by an interested shareholder, for us to engage in any business combination with an interested shareholder (as those terms are defined in our articles of association) and for the amendment of the provisions in our articles of association relating to this shareholder approval requirement.

Quorum for General Meetings

The presence of shareholders, in person or by proxy, holding at least a majority of the shares entitled to vote at the time when the general meeting proceeds to business is generally the required presence for a quorum for the transaction of business at a general meeting of shareholders. However, the presence of shareholders, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register at the time when the general meeting proceeds to business is the required presence for a quorum to adopt a resolution to amend, vary, suspend the operation of or cause any of the following provisions of our articles of association to cease to apply:

●	Article 18—which relates to proceedings and procedures at general meetings;
●	Article 19(g)—which relates to business combinations with interested shareholders;
●	Article 20—which sets forth the level of shareholder approval required for certain matters;
●	Article 21—which sets forth the quorum at a general meeting required for certain matters, including the removal of a serving member of the board of directors; and
●	Articles 22, 23 and 24—which relate to the size and the organization of the board of directors, the term of directors and the indemnification provisions for directors and officers.

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Additionally, shareholders present, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register at the time when the general meeting proceeds to business constitute the required presence for a quorum at a general meeting to adopt a resolution to remove a serving director.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records

Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his, her or its own shares and otherwise to the extent necessary to exercise his, her or its shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other of our material interests.

Special Investigation

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that a special commissioner investigate specific facts in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate par value of at least 2 million Swiss francs may request, within three months after the general meeting, the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of our board of directors or one of our officers infringed the law or our articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Swiss companies that undertake business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the shares and a majority of the par value of the shares, each as represented at the general meeting of shareholders, vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:

●	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or
●	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See “—Voting” above.

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as us, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger

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or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

●	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;
●	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and
●	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Legal Name; Formation; Fiscal Year; Registered Office

Transocean Ltd. was initially formed on August 18, 2008. It is incorporated and domiciled in Steinhausen, Canton of Zug, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). Transocean Ltd. is recorded in the Commercial Register of the Canton of Zug with the registration number CHE-114.461.224. Transocean Ltd.’s fiscal year is the calendar year.

The address of Transocean Ltd.’s registered office is Transocean Ltd., Turmstrasse 30, 6312 Steinhausen, Switzerland, and the telephone number at that address is +41 (0)41 749 0500.

Corporate Purpose

Transocean Ltd. is the parent holding company of the Transocean group. Pursuant to its articles of association, its business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad, in particular in businesses that are involved in offshore contract drilling services for oil and gas wells, oil and gas drilling management services, drilling engineering services and drilling project management services and oil and gas exploration and production activities, and to provide financing for this purpose. Transocean Ltd. may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad.

Duration and Liquidation

Our articles of association do not limit our duration. Under Swiss law, we may be dissolved at any time by a resolution adopted at a general meeting of shareholders, which must be passed by the affirmative vote of holders of at least two thirds of voting rights and an absolute majority of the par value of the shares, each as represented (in person or by proxy) at the general meeting. Dissolution and liquidation by court order is possible if (1) we become bankrupt or (2) shareholders holding at least 10% of our share capital so request for valid reasons. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed in proportion to the paid-up par value of shares held, but this surplus is subject to Swiss withholding tax of 35%. Our shares carry no privilege with respect to such liquidation surplus.

Uncertificated Shares

Our shares have been issued in uncertificated form in accordance with article 973c of the Swiss Code as uncertificated securities, which have been registered with Computershare, and constitute intermediated securities

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within the meaning of the Swiss Federal Act on Intermediated Securities. In accordance with article 973c of the Code, we maintain a register of uncertificated securities (Wertrechtebuch).

Stock Exchange Listing

Our shares are listed and trade on the New York Stock Exchange under the symbol “RIG.”

No Sinking Fund

The shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares that have been issued to date are duly and validly issued, fully paid and nonassessable.

No Redemption and Conversion

The shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the shares.

Transfer and Registration of Shares

We have not imposed any restrictions applicable to the transfer of our shares, other than the requirement that an acquirer of shares expressly declares to have acquired the shares in its own name and for its own account. Our share register is maintained by Computershare, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Anti-Takeover Provisions

Our articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending our articles of association.

Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Transocean our articles of association. Our articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the shares outstanding and entitled to vote at that meeting.

Our articles of association include a provision that is based on the Delaware corporate law regarding business combinations. This provision provides that, subject to specified exceptions, absent the approval of holders of the number of shares at least equal to the sum of (A) two-thirds of the number of all shares outstanding and entitled to vote at a general meeting, plus (B) a number of shares outstanding and entitled to vote at the general meeting that is equal to one-third of the number of shares held by an interested shareholder, we may not engage in any business combination with an interested shareholder (as those terms are defined in our articles of association) or amend the provisions in our articles of association relating to this shareholder approval requirement.

The shareholder approval requirement for business combinations with interested shareholders does not apply in some cases, including if:

●	the board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction as a result of which the shareholder becomes an interested shareholder; or

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●	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the shares outstanding and entitled to vote at a general meeting of shareholders at the time the transaction commenced.

As defined in our articles of association, an interested shareholder generally includes any person who, together with that person’s affiliates or associates, (1) owns 15% or more of the voting shares or (2) is our affiliate or associate and owned 15% or more of the voting shares at any time within the previous three years.

Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.

Our articles of association include an authorized share capital, according to which the board of directors is authorized to issue new shares at any time until May 7, 2022 and thereby increase the stated share capital by up to 184,974,503 shares. Under the terms of the authorized share capital, our board of directors has authority to withdraw or limit the preemptive rights of the existing shareholders in various circumstances.

Our articles of association also include a conditional share capital, according to which we may, from time to time, issue up to a maximum of 142,365,398 shares in connection with bonds, notes, warrants and other financial instruments or contractual obligations convertible into or exercisable for shares. Under the terms of the conditional share capital, our board of directors has authority to withdraw or limit the advance subscription rights of the existing shareholders with respect to bonds, notes, warrants and other financial instruments or contractual obligations convertible into or exercisable for shares if the issuance or grant is for purposes of the financing or refinancing of an acquisition of an enterprise or business, parts of an enterprise, participations or investments, or if the issuance occurs in national or international capital markets or through private placements. For further information on preemptive rights and advance subscription rights, see “—Preemptive Rights and Advance Subscription Rights” above.

For other provisions that could be considered to have an anti-takeover effect, see “—Description of Shares—General Meeting of Shareholders” above.

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SELLING SECURITYHOLDER

The selling securityholder, Perestroika (Cyprus) Ltd. or its affiliates, may offer and sell, from time to time, in one or more offerings, our shares, par value CHF 0.10 per share, pursuant to this prospectus and any applicable prospectus supplement. In connection with an offering, we will provide you with a prospectus supplement that sets forth the amount of our shares beneficially owned by the selling securityholder and being offered in such prospectus supplement.

The following table sets forth the name of the selling securityholder, the number of shares beneficially owned by the selling securityholder prior to this offering, the maximum number of securities that may be offered under this prospectus by such selling securityholder, and the number of securities to be beneficially owned by such selling securityholder upon completion of this offering, assuming that all securities offered hereunder are sold as contemplated in this prospectus. The number of Securities in the column “Maximum Number of Shares That May Be Offered” represents all of the Securities that each selling securityholder may offer under this prospectus.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership both prior to and after this offering is based on 614,651,099 shares outstanding as of August 20, 2020, and assumes exchange of all New Exchangeable Bonds held by the selling securityholder but not those held by any other securityholder.

	Shares Beneficially Owned Prior to this Offering(1)		Maximum Number of Shares That May Be Offered(1)	Shares Beneficially Owned After This Offering (1)
	Number	Percentage		Number	Percentage
Selling Security-holder:
Perestroika (Cyprus) Ltd.(2)	67,696,498	10.4%	67,696,498	0	*

____________

* Indicates beneficial ownership of less than 1% of the shares.

(1)	Assumes all New Exchangeable Bonds held by the selling securityholder are exchanged for shares at the initial exchange rate of 162.1626 shares per $1,000 principal amount of New Exchangeable Bonds.
(2)	Consists of 34,600,147 shares issuable upon exchange of $213,367,000 aggregate principal amount of New Exchangeable Bonds and 33,096,351 shares held by Perestroika (Cyprus) Ltd., a wholly owned subsidiary of Perestroika AS. Mr. Frederik W. Mohn, a director of Transocean Ltd., is a sole director and owner of Perestroika AS and is the beneficial owner of all securities owned by Perestroika AS and Perestroika (Cyprus) Ltd. The address of Perestroika (Cyprus) Ltd., Perestroika AS and Mr. Mohn is Statsminister Michelsensvei 38, 5320 Paradis, Norway.

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PLAN OF DISTRIBUTION

The selling securityholder may offer and sell, from time to time, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling securityholder of the securities. See “Use of Proceeds.” Pursuant to the terms of the Registration Rights Agreement, we will pay all expenses incurred in connection with each of the registrations described in “Summary of the Private Exchange Transaction”, except for underwriters’ discounts and selling commissions. In addition, we will pay the reasonable fees and disbursements of one counsel for the selling securityholder participating in such registration. The selling securityholder will pay all underwriting discounts and similar selling expenses, if any, attributable to the sale of the securities covered by this prospectus.

The selling securityholder may sell the securities covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, or at negotiated prices, by a variety of methods including the following:

●	in privately negotiated transactions;
●	through broker-dealers, who may act as agents or principals;
●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;
●	through one or more underwriters on a firm commitment or best-efforts basis;
●	directly to one or more purchasers;
●	through agents;
●	on markets where our securities are traded or on an exchange in accordance with the rules of the exchange;
●	in the over-the-counter market;
●	through option transactions, forward contracts, equity swaps or other derivative transactions;
●	through short sales of the registrable securities;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	through the distribution of securities by the selling securityholder to its affiliates, partners, members or stockholders;
●	trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	sales pursuant to Rule 144, Regulation S, Section 4(a)(1) or other exemptions from the registration requirements of the Securities Act;
●	in any combination of the above; or
●	any other method permitted pursuant to applicable law.

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In effecting sales, brokers or dealers engaged by the selling securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
●	ordinary brokerage transactions; or
●	transactions in which the broker-dealer solicits purchasers.

The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities covered by this prospectus. The selling securityholder might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, concessions and other items constituting compensation from the selling securityholder and any discounts or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, if required, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

In connection with the sale of the securities covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts or concessions from the underwriters.

Any underwriters, broker-dealers or agents participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. The selling securityholder may also be deemed to be an underwriter, and any discounts it receives and any profit it realizes on the sale of the securities may be deemed to be underwriting commissions under the Securities Act.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE or sales made to or through a market maker other than on an exchange.

The selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if required, will be identified in a prospectus supplement (or a post-effective amendment).

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and the selling securityholder, to indemnification by us and the selling securityholder against certain liabilities, including liabilities under the Securities Act.

In connection with the offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering. The underwriters may close out any covered short position

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by either exercising their option to purchase additional securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the overallotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of securities made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the securities, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Certain underwriters, agents or dealers or their affiliates may have provided from time to time, and may provide in the future, investment, commercial banking, derivatives and financial advisory services to us, the selling securityholder and its affiliates in the ordinary course of business, for which they have received or may receive customary fees.

As used herein, the selling securityholders may include donees, pledgees, transferees or other successors-in-interest selling our shares or interests in our shares received, after the date of a prospectus supplement naming a selling securityholder, from a selling securityholder as a gift, pledge, partnership distribution or other transfer.

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MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences to Holders (as defined below) of the ownership and disposition of shares. This discussion applies only to Holders who hold shares as capital assets for U.S. federal income tax purposes, and does not describe all of the income tax consequences that may be relevant to Holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply if a Holder is, for instance:

●	a bank or other financial institution;
●	an insurance company;
●	a regulated investment company;
●	a real estate investment trust;
●	a broker or dealer in securities;
●	a trader in securities that uses a mark-to-market method of tax accounting;
●	holding shares as part of a conversion or constructive sale transaction, straddle, wash sale or other integrated transaction;
●	a U.S. Holder whose functional currency is not the U.S. dollar;
●	a tax-exempt entity or governmental organization;
●	a U.S. Holder that holds shares through a non-U.S. entity or non-U.S. account, or through an individual retirement or other tax-deferred account;
●	any person that owns, actually and/or constructively, 10% or more of our stock (by value) or 10% or more of the total combined voting power of all classes of our stock entitled to vote; and
●	a person that uses the accrual method of accounting that is required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements;
●	a U.S. expatriate as defined in the Code; or
●	an S corporation, partnership or other pass-through entity for U.S. federal income tax purposes or a person that holds shares through such entities.

This summary is based on the Internal Revenue Code of 1986 (the “Code”), as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this registration statement may affect the tax consequences described herein, possibly on a retroactive basis.  This summary does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than U.S. federal income taxes (such as estate and gift taxes).  Holders should consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this discussion, you are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of shares that is:

●	a citizen or individual resident of the United States, as defined for U.S. federal income tax purposes;

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●	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is any beneficial owner of shares that, for U.S. federal income tax purposes, is an individual, corporation, estate, or trust that is not a U.S. Holder.

As used in this discussion, a “Holder” means a U.S. Holder, a Non-U.S. Holder, or both, as the context may require.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership.  Such partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the ownership and disposition of shares.

ALL HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF SHARES.

Ownership and Disposition of Shares

U.S. Holders

Distributions on the Shares

Subject to the discussion under “—PFIC Considerations” below, the gross amount of a distribution paid with respect to the shares, including the full amount of any Swiss withholding tax on such amount, will be a dividend for U.S. federal income tax purposes to the extent of our current-year and/or accumulated earnings and profits (as determined for U.S. federal income tax purposes).  Distributions in excess of our current-year and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in the shares and will reduce (but not below zero) such basis. A distribution in excess of our current-year and accumulated earnings and profits and the U.S. Holder’s tax basis in the shares will be treated as capital gain realized on the sale or exchange of such shares. However, we may be unable to determine the portion of a distribution that is a dividend for U.S. federal income tax purposes, in which case we will be required to report the entire amount of such distribution as a dividend. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions received from us. The amount of any distribution of property other than cash will be the fair market value of such property on the date of such distribution.

In general, dividends paid with respect to the shares to certain non-corporate U.S. Holders will be treated as “qualified dividend income,” which is taxable to such U.S. Holder at preferential capital gain tax rates provided that (i) our shares are readily tradable on an established securities market in the United States (such as the NYSE) or we are eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has determined is satisfactory and that includes an exchange of information program, (ii) as discussed below in “—PFIC Considerations,” we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year, and (iii) certain holding period and other requirements are satisfied.  For purposes of clause (i) above, our shares should be treated as readily tradable on an established securities market in the United States so long as they are listed on the NYSE.

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U.S. Holders would be subject to special rules relating to foreign currency transactions if we were to make distributions in a currency other than in United States dollars. In that case, U.S. Holders should consult their tax advisors regarding the application of such rules.

Foreign Tax Credit

In general, dividends paid with respect to the shares will constitute foreign source income and will be considered passive category income for purposes of computing the foreign tax credit allowable to U.S. Holders.  If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. However, if we are a “United States-owned foreign corporation” (generally, a foreign corporation 50 percent or more of the stock of which, by vote or value, is held directly, indirectly or under applicable constructive ownership rules, by United States persons), at least a portion of the dividends paid with respect to the shares will be U.S. source income for foreign tax credit purposes if and to the extent that more than a de minimis amount of the earnings and profits out of which the dividends are paid is from sources within the United States. We do not expect to maintain calculations with respect to the source of our earnings and profits under U.S. federal income tax principles.  Swiss tax, if any, withheld on distributions to a U.S. Holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to special limitations. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders are urged to consult their own tax advisors regarding the availability of foreign tax credits.

Sale, Exchange, or Other Taxable Disposition of Shares

Subject to the discussion under “—PFIC Considerations” below, in general, the sale, exchange, or other disposition of shares will result in taxable gain or loss to a U.S. Holder equal to the difference between (i) the amount of cash plus the fair market value of any other property received by such U.S. Holder in the sale, exchange, or other disposition and (ii) such U.S. Holder’s adjusted basis in the shares.

Gain or loss recognized on the sale, exchange, or other disposition of shares will generally be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year at the time of the sale, exchange, or other disposition. Long-term capital gains of non-corporate U.S. Holders (including individuals) generally are subject to tax at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.  Any such gain or loss recognized will generally be treated as U.S. source income or loss for purposes of computing a U.S. Holder’s foreign tax credit for U.S. federal income tax purposes and, as a result of the U.S. foreign tax credit limitation, foreign taxes, if any, imposed upon capital gains in respect of the shares may not be creditable. U.S. Holders should consult their own tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of shares, including the availability of a foreign tax credit or deduction in respect of any foreign tax imposed on a sale or other disposition of shares.

PFIC Considerations

The treatment of U.S. Holders could differ materially from that described above if, at any relevant time, we were a passive foreign investment company (“PFIC”). For U.S. federal income tax purposes, we would be treated as a PFIC for any taxable year in which after applying relevant look-through rules with respect to the income and assets of subsidiaries, either:

●	75% or more of our gross income for such taxable year consists of passive income (generally, dividends, interest, gains from the sale or exchange of investment property, and certain rents and royalties); or
●	the average percentage (based on quarterly measurements) of the value of our assets that produce, or are held for the production of, passive income is at least 50%.

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For this purpose, we are deemed to own our proportionate share of the assets and to receive directly our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% of the value of the stock.

We believe that we have not been and, based on the current and anticipated composition of our assets and income and the current expectations regarding the price of the shares, will not be a PFIC with respect to any taxable year. We believe that our income from offshore contract drilling services should be treated as “non-passive” services income for purposes of the PFIC rules and therefore that the assets we own and operate in connection with the production of such income should not constitute passive assets. There is significant legal authority supporting this position, including statutory provisions, legislative history, case law and IRS pronouncements concerning the characterization, for other tax purposes, of income derived from services where a substantial component of such income is attributable to the value of the property or equipment used in connection with providing such services. It should be noted, however, that a prior case and an IRS pronouncement which relies on the case characterize income from time chartering of vessels as rental income rather than services income for other tax purposes. However, the IRS subsequently has formally announced that it does not agree with the decision in that case. Furthermore, we believe that the terms of the time charters in that case differ in material respects from the terms of our drilling contracts with customers.

Although we believe that we have not been and will not become a PFIC, no assurance can be given that the IRS or a court will accept this position, and there is a risk that the IRS or a court could determine that we are a PFIC.  Moreover, because the determination of whether we are a PFIC must be made on an annual basis, we cannot assure U.S. Holders that we will not be a PFIC for the current taxable year or become a PFIC for any future taxable years.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different, generally adverse, taxation rules depending on whether or not the U.S. Holder makes (i) an election to treat us as a qualified electing fund (a “QEF” election) or (ii) a “mark-to-market” election with respect to the shares, as discussed below. If we are a PFIC, a U.S. Holder will generally be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of any such PFIC subsidiaries.  In addition, if a U.S. Holder owns shares during any taxable year in which we are a PFIC, such U.S. Holder must file an annual report with the IRS on IRS Form 8621. A failure to file this report as required may toll the running of the statute of limitations in respect of each of the U.S. Holder’s taxable years for which the report is required to be filed. As a result, the taxable years with respect to which the U.S. Holder fails to file the report may remain open to assessment by the IRS indefinitely, until the report is filed.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election in a taxable year, then for that and for all subsequent taxable years in which such U.S. Holder has held the shares and we are a PFIC, such U.S. Holder must include in income for such U.S. Holder’s taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which the U.S. Holder is reporting, regardless of whether the U.S. Holder received any distributions from us in that year. The U.S. Holder’s adjusted basis in the shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the U.S. Holder’s adjusted basis in the shares and will not be taxed again once distributed. A U.S. Holder generally will recognize capital gain or loss on the sale, exchange, or other disposition of shares. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by checking the appropriate box on IRS Form 8621 and filing that form with its U.S. federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will endeavor (but will not be required) to provide each U.S. Holder with the information necessary to make the QEF election described above.

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Taxation of U.S. Holders Making a Mark-to-Market Election

If we were to be treated as a PFIC for any taxable year and the shares were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a mark-to-market election with respect to the shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related U.S. Treasury Department regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s shares at the end of the taxable year over the U.S. Holder’s adjusted basis in the shares.  The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted basis in the shares over the fair market value of the shares at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s basis in its shares would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange, or other disposition of shares would be treated as ordinary income, and any loss recognized on the sale, exchange, or other disposition of shares would be treated as ordinary loss to the extent such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election applies only to marketable stock, however, it would generally not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

If we were treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a mark-to-market election for that year would be subject to adverse tax rules with respect to (i) any excess distribution (generally, the portion of any distributions received by the U.S. Holder with respect to the shares in a taxable year in excess of 125% of the average annual distributions received by the U.S. Holder with respect to the shares in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the shares) and (ii) any gain realized on the sale, exchange, or other disposition of the shares. Under these special rules:

●	the excess distribution or gain would be allocated ratably over the U.S. Holder’s aggregate holding period in the shares;
●	the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, would be taxed as ordinary income in the current year; and
●	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax on ordinary income in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed on the resulting tax liability as if that tax liability had been due for each such other taxable year.

Unless a U.S. Holder makes a QEF election or mark-to-market election with respect to the shares, a U.S. Holder that holds shares during a period in which we are a PFIC will be subject to the foregoing rules for that taxable year and all subsequent taxable years in which the U.S. Holder holds shares, even if we cease to be a PFIC.

Classification as a PFIC may have other adverse tax consequences, including in the case of individual U.S. Holders, the denial of a step-up in the tax basis of the shares at death.

The PFIC rules are very complex. U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to their investment in the shares, including the advisability of choosing to make a QEF election or mark-to-market election.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements generally apply to certain payments made to certain non-corporate holders of shares. Information reporting generally will apply to payments of dividends on and to proceeds from the sale or redemption of shares made within the United States or by a U.S. payor or U.S. middleman to a holder of shares (other than an "exempt recipient," including a corporation, a payee that is not a U.S. person that provides an appropriate certification, and certain other persons).

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A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, shares within the United States or by a U.S. payor or U.S. middleman to a U.S. Holder, other than an exempt recipient, if such U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Backup withholding is not an additional tax and may be credited against a U.S. Holder’s regular U.S. federal income tax liability or, if in excess of such liability, refunded by the IRS if a timely refund claim is filed with the IRS.

Information Reporting Regarding Foreign Financial Assets

Individual U.S. Holders that hold certain “foreign financial assets” (which generally includes stock and other securities issued by a foreign person unless held in an account maintained by a financial institution) that exceed certain thresholds are required to report to the IRS information relating to such assets.  Under certain circumstances, an entity may be treated as an individual for purposes of these rules.  Significant penalties may apply for failure to satisfy these reporting obligations.  Individual U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these reporting obligations on their investment in the shares.

Non-U.S. Holders

Distributions on the Shares

Subject to the discussion under “—Information Reporting and Backup Withholding” below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on dividends received on its shares, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder in the United States).

Except to the extent otherwise provided in an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on dividends that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.  Effectively connected dividends received by a corporate Non-U.S. Holder may also, in certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

Sale, Exchange, or Other Taxable Disposition of Shares

Subject to the discussion under “—Information Reporting and Backup Withholding” below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized on a sale, exchange, or other taxable disposition of shares, unless:

●	the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met; or
●	such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, the gain is attributable to a permanent establishment or fixed place of business maintained by the Non-U.S. Holder in the United States).

Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on recognized gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Effectively connected gains recognized by a corporate Non-U.S. Holder may also, in certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

Information Reporting and Backup Withholding

Dividends paid with respect to shares and proceeds from a sale or other disposition of shares received in the United States or through certain U.S.-related financial intermediaries may be subject to information reporting

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and backup withholding unless the Holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements under the backup withholding rules.  Any amounts withheld under the backup withholding rules are not an additional tax and may be allowed as a refund or credit against the Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Swiss Taxation

Set out below is a summary of certain Swiss tax matters related to the purchase, holding and disposal of shares.  The statements below regarding Swiss taxation are based on the laws in force in Switzerland as of the date of this Prospectus, which may be subject to any changes in law occurring after such date.  Such changes could possibly be made on a retroactive basis.  The summary does not address foreign tax laws.

The summary is of a general nature and does not purport to be a comprehensive description of all the Swiss tax considerations that may be relevant for a decision to purchase, own or dispose of shares.  Shareholders and bondholders who wish to clarify their own tax situation should consult with and rely upon their own tax advisers.  Shareholders resident in Switzerland or holding their shares as part of a Swiss permanent establishment should consult with their own tax advisers regarding the Swiss income tax treatment of the purchase, holding and disposal of shares.

Holding and Disposal of Shares

Shareholders who are not resident in Switzerland for tax purposes and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment or fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason, will not be subject to any Swiss federal, cantonal or communal income tax in connection with the holding or the sale of shares.

Dividends paid on the shares, which are not a repayment of the nominal value or of qualifying reserves from capital contributions (Kapitaleinlagereserven) of the shares, are, with their gross amount, subject to Swiss federal withholding tax (Verrechnungssteuer) at a rate of 35%.  The Company is required to withhold the Swiss federal withholding tax from such dividends and remit it to the Swiss Federal Tax Administration.  A shareholder may be entitled to a partial refund of the Swiss federal withholding tax on a dividend if the country of his residence for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the conditions of such treaty are met.  Such shareholders should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) might differ from country to country.

A transfer of shares where a bank or another securities dealer in Switzerland (as defined in the Swiss Federal Stamp Tax Act) acts as an intermediary, or is a party, to the transaction, may be subject to Swiss securities transfer tax (Umsatzabgabe) at an aggregate rate of up to 0.15% of the consideration paid for such shares.

Automatic Exchange of Information in Tax Matters

On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement. The Multilateral Competent Authority Agreement is based on article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of Automatic Exchange of Information (the “AEOI”). The Federal Act on the International Automatic Exchange of Information in Tax Matters (the “AEOI Act”) entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.

The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements.  The agreements have, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of speciality (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings)) and adequate data protection.

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Based on such multilateral or bilateral agreements and the implementation of Swiss law, Switzerland will begin to collect data in respect of financial assets, including, as the case may be, shares held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or in a treaty state.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Homburger AG, Zurich, Switzerland, as to matters of Swiss law. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by White & Case LLP, New York, New York. Any underwriters will be advised about matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Transocean Ltd. appearing in Transocean Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Transocean Ltd.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution

The following table sets forth an estimate, subject to future contingencies, of the expenses the registrant may incur in connection with the registration, issuance and distribution of the securities being registered hereby. All amounts listed in the table below are estimates and are to be borne by the registrant.

Expense	Estimated Amount
SEC registration fee	$0(1)
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*

_________________

(1) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the registrant is carrying forward to this registration statement $41,115.28 of filing fees in respect of 31,096,351 of its shares, par value CHF 0.10, which it registered on its registration statement on Form S-3 (Registration No. 333-222896) filed on February 6, 2018 and which shares were not sold thereunder. Pursuant to such rule, the registrant offsets $11,247.37 of the total filing fees due for this registration statement with such previously paid filing fees, and thus is not required to pay additional fees with respect to those unsold shares for this registration statement.

*	Calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.Indemnification of Directors and Officers

The registrant believes, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that, under Swiss law, it may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Article 24 of the registrant’s articles of association makes indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of the registrant’s to the fullest extent allowed by law. Under the registrant’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the registrant, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers.

The registrant may obtain such insurance from one or more third-party insurers or captive insurance companies. The registrant has also entered into indemnification agreements with each of its directors and certain of its executive officers that provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that the registrant will indemnify each such director and executive officer if such director or executive officer acted in good faith and reasonably believed he or she was acting in the best interest of the registrant and, in addition, with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The disinterested members of the registrant’s board of directors or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the board of directors or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and the registrant has the burden of proof in seeking to overcome such presumption. If the board of directors or the

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independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his or her right to indemnification under his agreement.

The rights and authority conferred by Article 24 of the registrant’s articles of association and by the indemnification agreement described above are not exclusive of any other right that any person has or hereafter acquires under any law, provision of the registrant’s articles of association, organizational regulations, agreement, vote of shareholders or of the registrant’s board of directors or otherwise.

The registrant also has directors’ and officers’ liability insurance that would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them while acting in their capacity as such. The registrant may obtain such insurance from one or more third party or captive insurance companies.

General

Agreements that may be entered into with underwriters, dealers and agents who participate in the distribution of our securities may contain provisions relating to the indemnification of our officers and directors.

Item 16.Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Articles of Association of Transocean Ltd. (incorporated by reference to Exhibit 3.1 to Transocean Ltd.’s Current Report on Form 8-K filed on May 11, 2020)
4.2	Organizational Regulations of Transocean Ltd. (incorporated by reference to Exhibit 3.1 to Transocean Ltd.’s Current Report on Form 8-K filed on November 23, 2016)
5.1	Opinion of Homburger AG
23.1	Consent of Homburger AG (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Powers of Attorney of Transocean Ltd. (included on signature page)

_______________

*	To be filed by amendment or incorporated by reference from a current report on Form 8-K pursuant to Item 601(b) of Regulation S-K if the securities are sold through one or more underwriters.

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Item 17.Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be

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deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.

For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Steinhausen, Switzerland, on September 4, 2020.

TRANSOCEAN LTD.

By:	/s/Jeremy D. Thigpen

Name:Jeremy D. Thigpen

Title:President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeremy D. Thigpen, Mark L. Mey, Brady K. Long, Sandro Thoma, David Tonnel and Daniel Ro-Trock, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Jeremy D. Thigpen	President, Chief Executive Officer and Director	September 4, 2020
Jeremy D. Thigpen	(Principal Executive Officer and Authorized Representative in the United States)
/s/Mark L. Mey	Executive Vice President and Chief Financial Officer	September 4, 2020
Mark L. Mey	(Principal Financial Officer)
/s/David Tonnel	Senior Vice President and Chief Accounting Officer	September 4, 2020
David Tonnel	(Principal Accounting Officer)
/s/Chadwick C. Deaton	Chairman of the Board of Directors	September 4, 2020
Chadwick C. Deaton
/s/Glyn A. Barker	Director	September 4, 2020
Glyn A. Barker
/s/Vanessa C.L. Chang	Director	September 4, 2020
Vanessa C.L. Chang
/s/Frederico F. Curado	Director	September 4, 2020
Frederico F. Curado
/s/Tan Ek Kia	Director	September 4, 2020
Tan Ek Kia
/s/Vincent J. Intrieri	Director	September 4, 2020
Vincent J. Intrieri
/s/Samuel Merksamer	Director	September 4, 2020
Samuel Merksamer
/s/Frederik W. Mohn	Director	September 4, 2020
Frederik W. Mohn
/s/Edward R. Muller	Director	September 4, 2020
Edward R. Muller
/s/Diane de Saint Victor	Director	September 4, 2020
Diane de Saint Victor